                                   EXHIBITS

(a)(4) Articles of Amendment to the Articles of Incorporation, dated April 21, 2006.

(b)      By-laws as amended April 13, 2006.

(d) Investment Management Services Agreement, amended and restated, dated May 1, 2006, between Registrant and RiverSource Investments, LLC.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Consent of Independent Registered Public Accounting Firm.

(q) Directors/Trustees Power of Attorney, to sign Amendments to this Registration Statement, dated April 12, 2006.